Exhibit 99.1

Ludwig Announces Acquisition of Intellectual Property and Patent

Sparks, NV, September 17, 2024, Ludwig Enterprises, Inc., (OTCPINK: LUDG), a USA-based biotechnology company, is pleased to announce it has acquired all the intellectual property and patent of the mRNA Neuro Panel and Serotonin Assay, along with all the data accumulated testing these Assays.

Significance of acquisition:

-	Allows use of mRNA genetic biomarkers to study inflammatory changes in the brain in such diseases as autism, post-traumatic stress disorder (PTSD), Parkinson’s disease, Alzheimer’s disease, multiple sclerosis, ALS, etc.
-	Acquisition of breakthrough technology in measuring serotonin levels in salivary exosomes. Serotonin, or 5-hydroxytryptamine (5-HT), is a neurotransmitter with an integral physiological role in the human body; it regulates various activities, including behavior, mood, memory, and gastrointestinal homeostasis.

Serotonin has a wide variety of functions in the human body. People sometimes call it the “happy” chemical because it contributes to well-being and happiness. Serotonin appears to affect mood, emotions, appetite, and digestion. As the precursor for melatonin, it helps regulate sleep-wake cycles and the body clock.

-	Analysis of autism questionnaire statements from ASD families or caregivers revealed an association between mRNA inflammatory markers and ASD survey responses. These score results open the door to the use of our mRNA neuroinflammatory markers in the diagnosis, evaluation, and treatment responses of ASD individuals. Survey questions include eye contact, social interaction, anxiety, etc.

Ludwig acquired the following:

-	U.S. Patent Application 18/705375, International Publication Number WO 2023/077245, captioned as “Diagnosing, Monitoring and Treating Neurological Disease with Psychoactive Tryptamine Derivatives and mRNA Measurements.
-	Serotonin assay(s) being developed by Dr. Kiminobu Sugaya at the University of Central Florida, including preclinical and clinical data.
-	Work product and output of the Autism Spectrum Disorder (ASD) and Fragile X Syndrome (FSX) Patient Observational Study.

“These patents represent the culmination of over 10 years of work in the field of mRNA research.” said Marvin S. Hausman, MD, Chief Science Officer of Ludwig Enterprises. “We think mRNA neurologic testing represents next-gen diagnostics that will bring affordable screening technology to the masses. It's well known that the quicker we uncover a disease, the greater the chance we will successfully treat it. We intend to start our screening business with breast cancer but hope to quickly expand to other disease indications like autism, PTSD, Alzheimer’s, and Parkinson’s.”

About Ludwig Enterprises, Inc.

Ludwig Enterprises, Inc., a biotech and healthcare holding company, is a global leader in mRNA genomics and machine learning AI technology. AI technology is used to extrapolate inflammatory signals that are correlated to different types of cancer and chronic diseases. The company developed an early screening cancer diagnostic kit Revealia™ utilizing a mail-order cheek swab that is sold directly to consumers. The proprietary test is patent-pending and contains multi-cancer early detection screening technology in a painless convenient solution that is highly accurate compared to alternative early screening test kits. The core research driving the diagnostic business opportunities comes from the ongoing identification and monitoring of patients that present varying degrees of chronic inflammation which is the causative agent of illnesses such as cancer and heart disease, which are responsible for more than 50% of deaths worldwide.

For more information please visit: http://www.ludwigent.com. https://www.revealia.com

SAFE HARBOR

Forward-looking statements in this release are made under the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Ludwig Enterprises Inc.'s forward-looking statements do not guarantee future performance. This news release includes forward-looking statements concerning the future level of business for the parties. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements due to certain risk factors that could cause results to differ materially from estimated results. Management cautions that all statements as to future results of operations are necessarily subject to risks, uncertainties, and events that may be beyond the control of Ludwig Enterprises, Inc., and no assurance can be given that such results will be achieved. Potential risks and uncertainties include, but are not limited to, the ability to procure, appropriately price, retain, and complete projects and changes in products and competition.

CONTACT:

Ludwig Enterprises, Inc.
Antonia Reyes, CEO
www.ludwigent.com

Investor Relations

Resources Unlimited NW LLC
Mike Sheikh, Investor Relations
mike@resourcesunlimtedllc.com